Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-269970 on Form S-3ASR and Nos. 333-207007, 333-213068, 333-216681 and 333-224000 on Form S-8 of our report dated February 22, 2024, relating to the consolidated financial statements of Penumbra, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Penumbra, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
San Francisco, California
February 18, 2025